Exhibit 3.6

CERTIFICATE OF INCORPORATION

OF

ACN COMMUNICATIONS CORPORATION

ACN COMMUNICATIONS CORPORATION

(A Delaware Corporation)

CERTIFICATE OF INCORPORATION

FIRST. The name of the Corporation is ACN COMMUNICATIONS CORPORATION.

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware 19899.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To investigate, secure information, prepare reports and render services or assistance relating to any business enterprise, or activity, or to equipment or methods used therein.

To apply for, receive and hold licenses from the Federal Communications Commission and any other governmental body or unit for transmission and broadcasting for any and all purposes, to operate thereunder, and to furnish services of every kind or description in or related to commercial and industrial broadcasting or methods useful in connection therewith.

To purchase and resell or lease 2-Way Radio Equipment, and to render 2-Way Radio service on a non-profit basis to the A.C. Nielsen Company and its affiliates.

To carry on market research in all its phases.

To furnish services of every kind or description in or related to market research, advertising and general business and equipment or methods useful in connection therewith, including without limiting the generality of the foregoing, rendering services of all kind in connection with merchandise couponing or other promotional or advertising methods or devices.

To engage in the business of advertising, printing and publishing.

To manufacture, own, install or operate all devices and appliances necessary or convenient for engaging in the businesses of market research, advertising, printing and publishing.

To manufacture, process, purchase, otherwise acquire, prepare for market, merchandise, sell, otherwise dispose of, at wholesale or retail or both, or otherwise deal in all kinds of goods, wares, merchandise, commodities or other property of any class whatsoever in any part of the world; and to carry on, and engage in any phase of, a general business of manufacturing, merchandising and trading.

To engage in, carry on or otherwise conduct, directly or through employees or others, research or investigation for general purposes or for the development of new or improved services, products, by-products, equipment or processes, or uses therefor, or for improving the ease or efficiency of the operations of the corporation of other businesses or for other purposes.

To produce, process, otherwise acquire, own, modify, sell, transport, dispose of or deal in any and all kinds of raw material, semi-finished or finished materials, goods, products and any tangible or intangible interests or property.

To purchase, erect, construct, build, rebuild, rent, otherwise acquire, own, hold, use, operate, maintain, alter, manage, deal in, sell, exchange, transfer, mortgage, pledge, encumber, lease, remove, otherwise dispose of or deal with land, buildings, structures, laboratories, equipment, machinery, facilities or any other improvements or real property or personal property whatsoever, either tangible or intangible, or any interest therein.

To purchase, otherwise acquire, own, hold, invest in, deal in, sell exchange, assign, transfer, mortgage, pledge, encumber, otherwise dispose of, or deal with, as principal or agent, stock of, or evidences of indebtedness created or assumed by, this corporation or any other corporation or corporations of the Sate of Delaware, any other state, the District of Columbia, or any country or any political subdivision, territory, colony, or possession thereof, or created by any other person or persons including, without limiting the generality of the foregoing, securities, shares, bonds, debentures, notes, open accounts and other evidences of indebtedness, or other interest in, or obligations of, corporations, foreign or domestic, associations, trusts, partnerships, individuals, governmental bodies or authorities, or any other person; and to exercise all the rights, powers and privileges with respect thereto which natural persons might, could or would exercise, including, except in the case of stock or any other securities issued by this Corporation having voting rights, the right to vote thereon.

To borrow money and to make or issue evidences of indebtedness of this Corporation of all kinds, including bonds, debentures, notes or other evidences of indebtedness whether or not convertible into stock or other securities of the Corporation of any class and whether or not secured by mortgage or pledge of the whole or any part of the Corporation’s property or otherwise.

To purchase or otherwise acquire the good will, rights, and other property of all kinds, and to undertake and assume the whole or any part of the liabilities, of any corporation, foreign or domestic, association, trust, partnership, individual or any other person.

To promote, finance, invest in, aid or assist, financially or otherwise, any corporation, foreign or domestic association, trust, partnership, individual or any other person in which or in whom the Corporation has any interest of whatever nature or with which or with whom it has business dealings, and in connection therewith to guarantee or become surety for the performance or payment of any undertaking or obligation whatsoever; and to aid in any manner any such person and generally to do any acts or things designed to protect, preserve, improve or enhance the value of any such interest.

To apply for, obtain, register, purchase, license, otherwise acquire, own, hold, use, operate, deal in, introduce, sell, assign, exchange, lease, license, otherwise dispose of or deal with, in whole or in part, any trade names, trademarks, distinctive marks, copyrights, patents, inventions, formulas, secret processes, licenses, concessions, improvements, processes or the like used in connection with, or secured under, letters patent of the United States of America, or the laws of any other jurisdiction, or otherwise; and to issue, exercise, develop, grant licenses in respect thereof or otherwise turn them to account.

To perform services, or act as agent or broker, for others for any purpose for which it might itself act.

To make and enter into contracts of every kind and description, with any corporation, foreign or domestic, association, trust, partnership, individual, governmental body or authority, or any other person; to do and transact all acts, business and things incident to or relating to or convenient in connection with any business, objects or purpose of the Corporation as principal or agent or otherwise, and by or through agents, and either alone or in conjunction with others; and to remunerate any corporation, partnership, individual, or other person for services rendered or to be rendered, including, without limitation, the placing or assisting to place or guaranteeing the placing of any stocks, bonds, debentures, or other securities of the corporation or of any other corporation.

To carry on all or any of its operations and business without restriction or limitation as to amount; to have one or more offices in any state, territory or possession of the United States of America, or the District of Columbia, and in any foreign country, or any political subdivision, territory, colony or possession subject to the laws thereof.

In general, to carry on any business or to perform any service in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the general corporation law of such state, and to do any or all of the things herein–before set forth to the same extent as natural persons might, could or would do.

The foregoing clauses shall be liberally construed, both as objects and powers; and the objects and purposes specified therein shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from, the terms of any other clause in this Certificate of Incorporation.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000) consisting solely of shares of Common Stock, of the par value of $5.00 per share.

Dividends upon all the outstanding shares of Common Stock shall be paid, when declared by the Board of Directors, out of the net assets of the Corporation lawfully available for payment thereof.

Each share of Common Stock of the Corporation shall entitle the holder thereof to one vote in respect thereof on each matter submitted for a vote at any meeting of stockholders of the Corporation.

Holders of Common Stock as such shall have no preemptive right to purchase shares of Common Stock, or securities convertible into, or carrying rights to purchase either, whether issued for cash or other consideration.

FIFTH. The minimum amount of capital with which the Corporation will commence business is one thousand dollars ($1000.00).

SIXTH. The names and places of residences of the incorporators are as follows:

Name	Residence
James J. Brennan	2423 North Orchard Chicago, Illinois

Wilbur C. Delp, Jr.	1294 Ridge Road Northbrook, Illinois

Gerald K. Neavolls	618 Hull Terrace Evanston, Illinois

SEVENTH. The Corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter, amend or repeal the by-laws of the Corporation.

From time to time, (a) to issue, sell and dispose of shares of the authorized and previously unissued stock of the Corporation and shares of its outstanding stock held in its treasury; (b) to issue, sell and dispose of the bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, including bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation convertible into stock of the corporation of any class; and (c) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To declare any pay dividends on the capital stock as permitted by law.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or on part shares of stock and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon such board by statute.

The Corporation may enter into contracts or transact business with one or more of its directors, or wish any firm of which one ore more of its directors, or with any firm of which one or more of its directors are members or with any trust, firm, corporation or association in which any one or more of its directors is a stockholder, director or officer or otherwise interested, and any such contract or transaction shall not be invalidated in the absence of fraud because such director or directors have or may have interests therein which are or might be adverse to the interest of the Corporation, even though the presence and/or vote of the director or directors having such adverse interest shall have been necessary to constitute a quorum and/or to obligate the Corporation upon such contract or transaction; and in the absence of fraud no director having such adverse interest shall be liable to this Corporation or to any stockholder or creditor thereof, or to any other person, for any less incurred by it under or by reason of any such contract or transaction, nor shall any such director or directors be accountable for any gains or profits realized thereon.

Each director and each officer of this Corporation, and each person who at the request of this Corporation acts as a director or officer of any other corporation in which this Corporation has an interest to protect as a stockholder or creditor (and the heirs, executors and administrators of such director, officer or person), shall be indemnified by this Corporation against expenses and liability imposed upon or reasonably incurred by him in connection with any claim made against him or any action, suit or proceeding, civil or criminal, to which he may be made a party, by reason of his being or having been a director or officer of this Corporation or such other corporation (whether or not he continues to be such director or officer at the time of incurring such expenses and liability) but in respect of indemnity sought for amounts paid or payable in connection with any settlement or compromise, only if it shall have been determined by a majority of the Board of Directors not affected by self-interest, (or if all the directors are affected by self-interest, by independent counsel selected for that purpose by the Board of Directors) that such settlement or compromise should be made and that such director or officer had not been derelict in the performance of his official duties and provided such right of indemnity shall not be available to any such person in cases where the claim made against him shall be admitted by him to be just, or in cases in which he shall be adjudged in such action, suit or proceeding to be liable or to have been derelict in the performance of his duty as such director or officer. Such right of indemnification shall be in addition to other rights to which he may be entitled as a matter of law.

TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of this Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, subject to the limitations set forth in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being all of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware

do make this certificate hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 5th day of April , A.D. 1966.

/s/ James J. Brennan	(SEAL)
James J. Brennan

/s/ Wilbur C. Delp, Jr.	(SEAL)
Wilbur C. Delp, Jr.

/s/ Gerald K. Neavolls	(SEAL)
Gerald K. Neavolls

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

BE IT REMEMBERED that on this 5th day of April, A.D. 1966, personally came before me, a Notary Public for the State of Illinois, James J. Brennan, Wilbur C. Delp, Jr., and Gerald K. Neavolls, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

Naile Van Dyke
Notary Public

My commission expires

CERTIFICATE OF AMENDMENT

OF

ACN COMMUNICATIONS CORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ACN COMMUNICATIONS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of ACN COMMUNICATIONS CORPORATION a resolution was duly adopted, setting forth the proposed Amendment of the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling a meeting of stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

RESOLVED: That Articles FIRST and FOURTH of the Certificate of Incorporation be and the same are hereby amended to read as follows:

FIRST. The name of the Corporation is

A. C. NIELSEN (ARGENTINA) S.A.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand (10,000) consisting solely of shares of Common Stock, of par value of $5.00 per share.

Dividends upon all the outstanding shares of Common Stock shall be paid, when declared by the Board of Directors, out of the net assets of the Corporation lawfully available for payment thereof.

Each share of Common Stock of the Corporation shall entitle the holder thereof to one vote in respect thereof on each matter submitted for a vote at any meeting of stockholders of the Corporation.

Holders of Common Stock as such shall have no preemptive right to purchase shares of Common Stock, or securities convertible into, or carrying rights to purchase either, whether issued for cash or other consideration.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly held, at which meeting the sole owner and holder of all of the Corporation’s

Common Stock voted in favor of the Amendment.

THIRD: That said Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ACN COMMUNICATIONS CORPORATION has caused its Corporate Seal to be hereunto affixed and this Certificate to be signed by A. C. Nielsen, its Chairman and Eula Belle M. Hendrix, its Secretary, this 31st day of March, 1971.

ACN COMMUNICATIONS CORPORATION

By:	/s/ A.C. Nielsen
Chairman

By:	/s/ Eula Belle M. Hendrix
Secretary

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

BE IT REMEMBERED that on this 31st day of March, A.D. 1971, personally came before me, a Notary Public in and for the County and State aforesaid, Arthur C. Nielsen, Chairman of ACN COMMUNICATIONS CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Arthur C. Nielsen, as such Chairman, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Chairman and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Chairman and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my had and seal of office the day and year aforesaid.

/s/ Theresa E. Hardy
Notary Public

My commission Expires April 1, 1975.

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

229 SOUTH STATE STREET

DOVER, KENT COUNTY, DELAWARE

19901

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is A. C. Nielsen (Argentina) S.A.

2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc. the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on             , 19

/s/ Robert P Yeamons
Vice President

Attest:

/s/ Authorized Signatory
Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

A. C. NIELSEN (ARGENTINA) S.A     , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

The Board of Directors of A. C. NIELSEN (ARGENTINA) S.A. adopted the following resolution on the 12th day of October 1989.

Resolved, that the registered office of A. C. NIELSEN (ARGENTINA) S.A. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, A. C. NIELSEN (ARGENTINA) S.A. has caused this statement to be signed by James W. Carter, Jr.                    , its Vice President and attested by Mary A. Dresdow                     , its                      Secretary this 16th day of October                     , 1989.

		By	/s/ James W. Carter, Jr.
Vice President

Attest

By	/s/ Mary A. Dresdow
Secretary